OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT
                        FOR CONVERTIBLE PREFERRED SHARES

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1993 ACT"), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S OF THE 1933 ACT) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S OR THE 1933 ACT) EXCEPT PURSUANT TO REGISTRATION UNDER OF AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.

         This Offshore Securities Subscription Agreement ("Agreement") is executed in reliance upon the transaction exemption afforded by Regulation S ("Regulation S") as promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1993, as amended ("1933 ACT").

         This Agreement has been executed by the undersigned in connection with the private placement of an amount not exceeding $1,750,000 of the Series A Convertible Preferred Stock of

                                   EDnet, Inc.
                                One Union Street
                             San Francisco, CA 94111

National  Association of Securities  Dealers  Automated  Quotation System Symbol
(DNET), a corporation organized under the laws of Colorado, United States of America (the "Issuer" or "Company").

The Undersigned Purchaser:

NAME:
       ----------------------------------

ADDRESS:
       ----------------------------------

       ----------------------------------

       ----------------------------------



, a non "U.S. person" (the "Purchaser") hereby represents and warrants to, and agrees with, Issuer as follows:


                                       1.

1.       The Offering.

         a. The undersigned hereby subscribes for ____________________ shares of Series A Convertible Preferred Stock of the Company (the "Shares"), at the aggregate subscription price of U.S. $1,000 per share, payable in United States Dollars, for a total consideration of $____________________ Dollars (the "Subscription Proceeds"). The Shares shall pay a 6% cumulative dividend compounded annually on the anniversary of the Closing Date (as that term is defined in Paragraph 9 of the Agreement) payable in common stock at the time of each conversion. The Shares are subject to a mandatory 36 month conversion feature at the end of which all Shares outstanding will be automatically converted based upon the conversion formula set forth in Paragraph 7 ("Mandatory Conversion"). For purposes of Mandatory Conversion, the "Conversion Date" shall be that date which is the third anniversary of the Closing Date

         b. Form of Payment. Purchaser shall pay the total Subscription Proceeds hereunder by delivering good funds by wire transfer in United States Dollars on or before February ___, 1997 into the escrow account as follows:

                                  First Union Bank of Connecticut
                                  Stamford Executive Office
                                  300 Main Street, P.O. Box 700
                                  Stamford, CT  06904-0700

                  ABA#            021101108
                  Swift #         FUNBUS33INT
                  Account:        20000-2072298-4
                  Account Name:   Joseph B. LaRocco, Esquire - Trustee Account

2. Subscriber Representations: Access to Information: Independent Investigation.

         a. Offshore Transaction. Purchaser represents and warrants to Issuer as follows:

                   (i) Neither the Purchaser nor any person or entity for whom the Purchaser is acting as fiduciary is a U.S. person. A U.S. person means any one of the following:

                         (1) any natural person resident in the United States of America;

                         (2)  any   partnership  or  corporation   organized  or
                              incorporated under the laws of the United States;

                         (3) any estate of which any executor or administrator is a U.S. person;

                         (4)  any trust of which any trustee is a U.S. person;



                                       2.

                         (5) any agency or branch of a foreign entity located in the United States;

                         (6) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

                         (7) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

                         (8)  any partnership or corporation if:

                              (A) organized or incorporated under the laws of any foreign jurisdiction; and

                              (B) formed by a U.S. person, principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the 1933 Act) who are not natural persons, estates or trusts.

                   (ii) At the time the buy order was originated, Purchaser was outside the United States and is outside the United States as of the date of the execution and delivery of this Agreement. No offer to purchase the Shares was made to a person in the United States.

                   (iii) Purchaser is purchasing  the Shares for its own account or for the account of beneficiaries for whom the Purchaser has full investment discretion with respect to the Shares and whom the Purchaser has full authority to bind so that each such beneficiary is bound hereby as if such beneficiary were a direct purchaser hereunder and all representations, warranties and agreements herein were made directly by such beneficiary. Purchaser is not purchasing the Shares on behalf of any U.S. person and the sale has not been prearranged with a purchaser in the United States.

                   (iv) Each distributor participating in the offering of the Shares, if any, has agreed in writing, a copy of which has been delivered to Issuer with this Agreement, that all offers and sales of the Shares prior to the expiration of a period commencing on the date of the Closing of the last purchase and sale of the Convertible Preferred Shares offered by the Issuer and ending 40 days thereafter (the "Restricted Period") shall only be made (A) in compliance with the safe harbor contained in Regulation S; (B) pursuant to registration of Shares under the Securities Act; or (C) pursuant to an exemption from registration.


                                       3.

                  (v) Purchaser represents and warrants and hereby agrees that all offers and sales of the Shares shall only be made (A) in compliance with the safe harbor contained in Regulation S; (B) pursuant to registration of Shares under the Securities Act; or (C) pursuant to an exemption from registration.

                  (vi) Purchaser understands and acknowledges that the Shares have not been registered under the 1933 Act and may not be offered or sold in the United States or to U.S. persons or for the account or benefit of a U.S. person (other than distributors as defined in Regulation S) unless the Shares are registered under the Securities Act, sold pursuant to Regulation S or an exemption from the registration requirements is available.

                  (vii) Purchaser acknowledges that the purchase of the Shares involves a high degree of risk and further acknowledges that it can bear the economic risk of the purchase of the Shares, including the total loss of its investment. Purchaser acknowledges that it has obtained the advice of competent legal counsel in its domicile jurisdiction that Purchaser is qualified under the laws of its domicile to purchase the securities offered hereunder and that the offer and sale of said securities will not violate the laws of its domicile jurisdiction.

                  (viii) Purchaser understands that the Shares are being offered and sold to it in reliance on the rules promulgated under Regulation S and that the Issuer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the applicability of such rules and the legality of Purchaser to acquire the Shares.

                  (ix) Purchaser is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of its investments, and to make an informed decision relating thereto.

                  (x) The Purchaser acknowledges that all documents, records, and books pertaining to this investment have been made available for inspection by (i) the Purchaser, (ii) the Purchaser's attorney and the Purchaser's account and
                         (iii) the Purchaser's offeree representative, if any.

                  (xi)   The Purchaser:

                         (a) has been furnished with any documents which may have been made available upon request, and the Purchaser has carefully read these documents and understands and has evaluated the risks of a purchase of Shares and has relied solely and exclusively on such information; and



                                       4.

                         (b) has the capacity to protect its own interests in purchasing the Shares and has determined that the Shares are a suitable investment for the Purchaser and that at this time the Purchaser has no need for liquidity of this investment and could bear a complete loss of this investment.

                   (xii) In evaluating its investment, Purchaser has consulted with its own investment and/or legal and/or tax advisors.

                   (xiii) Purchaser  understands that in the view of the SEC the statutory basis for the exemption claimed for this transaction would not be present if the offering of Shares, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provision of the Securities Act.
                          Purchaser is acquiring the Shares for investment purposes and has no present intention to sell the Shares in the United States, to a U.S. person or for the account or benefit of a U.S. Person. Purchaser hereby confirms that the purpose of including the Purchaser Representation Letter (see Exhibit B attached hereto) to facilitate the transfer of the certificates representing the Shares into a specified street name, is to enable Purchaser to comply with the requirements of certain offshore portfolio management regulations and the security requirements of offshore lenders for margin loans.

                   (xiv) Purchaser is neither an underwriter of, nor a dealer in, the Shares. Purchaser is not participating, pursuant to a contractual agreement, in the distribution of the Shares.

                   (xv) Purchaser represents and warrants that neither it nor any of its affiliates will directly or indirectly maintain any short position in Shares, Common Stock or any other securities of the Issuer or engage in any other hedging transactions (such as option writing, equity swaps or other types of derivative transactions) so long as any of the shares have not been converted into Common Stock;

                   (xvi) All invitations, offers and sales of or in respect of any of the Shares, by Purchaser and any distribution by Purchaser of any documents relating to any offer by it of any of the Shares will be in compliance with applicable laws and regulations and will be made in such a manner that no prospectus need be filed and no other filing need be made by Issuer with any regulatory authority or stock exchange in any country or any political subdivision of any country, excepting such filing on form 8-K as is required in accordance with SEC Release No. 34-37801 as same relates to disclosure regarding Regulation S offerings.

                   (xvii) Purchaser  will  not  make  any  offer  or sale of the
                          Securities by any means which would not comply with the laws and regulation of the territory in


                                       5.

                           which such offer or sale takes place or to which such offer or sale is subject or which would in connection with any such offer or sale impose upon Seller any obligation to satisfy any public filing or registration requirement or provide or publish any information of any kind whatsoever or otherwise undertake or become obligated to do any act, except as indicated in (xvi) above;

                   (xviii) Purchaser  represents  and  warrants  that  it  is an
                           "accredited investor" as that term is defined in Regulation D.

                                    If  Purchaser  is   purchasing   the  Shares
                           subscribed for hereby in representative or fiduciary capacity, the representations and warranties in this Offshore Securities Subscription Agreement shall be deemed to have been made on behalf of the person or persons for whom Purchaser is so purchasing.

                                    The foregoing representations and warranties
                           are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance by the Issuer of Purchaser's subscription, and shall survive thereafter. If Purchaser has knowledge, prior to the acceptance of its Offshore Securities Subscription Agreement by the Issuer, that any such representations and warrants shall not be true and accurate in any respect, the Purchaser, prior to such acceptance, will give written notice of such fact to the Issuer specifying which representations and warranties are not true and accurate and the reasons therefor.

         b. Current Public Information. Purchaser acknowledges that Purchaser has acquired and carefully reviewed the Issuer's Form 10-SB filed on October 31, 1996 and a copy of the letter from the Securities and Exchange Commission dated December 30, 1996 commenting on the Form 10-SB, which letter the Company is in the process of responding to, (the "SEC Reports"). Except as set forth in this Agreement and the SEC Reports, no representations or warranties have been made to Purchaser by the Issuer or any agent, employee or affiliate of the Issuer, and in entering into this transaction Purchaser is not relying upon any information, other than that provided pursuant to this Agreement and the SEC Reports and the results of independent investigation by Purchaser.

         c. Independent Investigation; Access. Purchaser acknowledges that Purchaser, in making the decision to purchase the Shares subscribed for, has relied upon independent investigations made by it and its Purchaser representative, if any, and Purchaser and such representatives, if any, have, prior to any sale to Purchaser, had an opportunity to ask questions of, and to receive answers from Issuer or any person acting on its behalf concerning the terms and conditions of this offering. Purchaser and its advisors, if any, have been furnished with access to all publicly available materials relating to the business, finances and operations of the Issuer and materials relating to the offer and sale


                                       6.

         of the Shares which have been requested. Purchaser and its advisors, if any, have received complete and satisfactory answers to any such inquiries.

         d. No Government Recommendations or Approval. Purchaser understands that no federal or state agency has made or will make any finding or determination relating to the fairness for public investment in the Shares, or has passed or made, or will pass on or make, any recommendation or endorsement of the Shares.

         e. Entity Purchases. If Purchaser is a partnership, corporation or trust, estate, employee benefit plan, governmental plan, a governmental unit, or other entity the person executing this Agreement on its behalf represent and warrants that:

                  (i)  He  or  she  has  made  due  inquiry  to  determine   the
                  truthfulness  of  the   representations  and  warranties  made
                  pursuant to this Agreement;

                  (ii) He or she is duly authorized (if the undersigned is a trust, by the trust agreement) to make this investment and to enter into and execute this Agreement on behalf of such entity.

3.       Issuer Representations.

         Issuer represents and warrants to the Purchaser as follows:

         a. Reporting Company Status. Issuer is a reporting Issuer as defined by Rule 902 of Regulation S. Issuer has filed the information required by the reporting obligations under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

         b. Offshore Transaction. Prior to the offering, which is the subject of this Agreement, Issuer has not offered Convertible Preferred Shares to any person in the United States or to any U.S. person or for the account or benefit of any U.S. person. At the time the buy order was originated, Issuer and/or its agent reasonably believed that Purchaser was outside of the United States and was not a U.S. Person. Issuer and/or its agent reasonably believe that the transaction has not been prearranged with a Purchaser in the United States.

         c. No Directed Selling Efforts. In regard to this transaction, Issuer has not conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S nor has Issuer conducted any general solicitation relating to the offer and sale of Shares to U.S. persons residing with in the United States or elsewhere.

         d. Shares. The Shares and shares of Common Stock issuable upon conversion of the Shares, when issued and delivered against payment in full to the Company of the consideration due less placement fees, will be duly and validly authorized and issued, fully paid and non-assessable and will not subject the holders thereof to any liability by reason of being such holders. The stock certificates representing Common Stock issued


                                       7.

         upon conversion of the Shares shall be unlegended and there shall be no stop transfer instructions issued in relation to such common stock.

         e. Subscription Agreement. This Agreement, when acknowledged by the signature of an officer of the Issuer, has been duly authorized, validly executed and delivered on behalf of the Issuer and is a valid and binding agreement of the Issuer in accordance with its terms.

         f. Non-contravention. The execution and delivery of this Agreement, the consummation of the issuance of the Shares and the transactions contemplated hereunder do not and will not conflict with or result in a breach by the Issuer of any of the terms or provisions of, or constitute a default under, the certificate of incorporation or by-laws of the Issuer (or any equivalent documents thereto) or any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Issuer is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation or any applicable decrees, judgment, or order of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdictions over the Issuer or any of its properties or assets.

         g. Prior Shares Issued Under Regulation S. Prior to the transactions contemplated by this Agreement, Issuer has not issued any shares of stock under Regulation S. Issuer is currently pursuing an offering of Company Common Stock under Regulation D.

         h. Securities Law Compliance. Based upon the representations and warranties of the Purchaser in Section 2 and of all other Purchasers executing similar agreements in connection with this offering, with respect to the Company's actions, (i) the offer and the sale of Share has been made so as to conform in all respects with the requirements of Regulation S and with the requirements of all other published rules and regulations of the SEC currently in effect relating to "private offerings" to non-residents of the United States of the type contemplated herein; and (ii) neither the offer, sale or delivery of the Shares under the terms of this Agreement will violate Section 5 of the Securities Act, as presently in effect.

         i. Filings. Issuer undertakes and agrees pursuant to the sale of its securities under Regulation S to make all necessary filings in connection with the sale of its securities as required by the laws and regulations of the United States, including, if necessary, Form 8-K and mandatory NASDAQ notification. Issuer agrees, with respect to the filing of Form 8-K, that it will only identify Purchaser as an "accredited investor" as that term is defined in Regulation D and will not disclose Purchaser's name in Form 8-K or otherwise unless such disclosure is required by law.

         j. Use of Proceeds. Issuer represents that the net proceeds of this offering shall be used primarily for working capital requirements, as reasonably determined by the Company's officers.



                                       8.

         k. Concerning the Securities. The issuance, sale and delivery of the Shares have been duly authorized by all required corporate action on the part of Issuer,and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued, fully paid and non-assessable. A sufficient number of shares of Common Stock issuable upon conversion f the Shares has been duly and validly reserved for issuance and upon issuance in accordance with the terms of the Shares, shall be duly and validly issued, fully paid, and non-assessable and will not subject the holders thereof, if such persons are non-U.S. persons, to personal liability beyond the amounts paid for such Shares by reason of being such holders. There are no pre-emptive rights of any of Issuer.

         l. Intellectual Property. The Company, to the best of its knowledge, has valid, unrestricted and exclusive patents, trademarks, trademark registrations, trade names, copyrights, know-how, technology and other intellectual property necessary to the conduct of its business. The Company, to the best of its knowledge, also has trade secrets necessary to the conduct of its business which are necessarily secret and cannot be disclosed to Purchasers. The Issuer, to the best of its knowledge, has granted licenses or has assigned or otherwise transferred a portion of (or all of) such valid, unrestricted and exclusive patents, trademarks, trademark registrations, trade names, copyrights, know-how, technology and other intellectual property necessary to the conduct of its business. The Company, to the best of its knowledge, has granted licenses or has been assigned or has otherwise had transferred to it from other persons or entities the use of patents, trademarks, trademarks registrations, trade names, copyrights, know-how, technology and/or other intellectual property necessary to the conduct of its business.

                  To the best of the  Company's  knowledge,  the  Company is not infringing on the intellectual property rights of any third party, nor is any third party infringing on the Company's intellectual property rights. There are no restrictions in any agreements, licenses, franchises, or other instruments that have a material adverse effect on the Company's business as presently conducted or as planned to be conducted in the future.

4.       Restricted Period:  Conversion.

         Rule 903(c) under Regulation S restricts Purchaser from offering and selling the Shares or the shares of Common Stock into which the Shares may be converted to U.S. persons or for the account or benefit of a U.S. person during the forty (40) day Restricted Period.

5.       Reliance on Representations.

         Purchaser understands that the offer and sale of the Shares is not being registered under the Securities Act. Issuer is relying on the representations of Purchaser and on the rules governing offers and sales made outside the United States pursuant to Regulation S. Rules 901 through 903 of Regulation S govern this transaction.




                                       9.

6.       Transfer Agent Instructions.

         a. Legends on Certificate. Purchaser may transfer the Shares to persons other than U.S. persons in accordance with Regulation S prior to the expiration of the 40 day restricted period. Accordingly, Purchaser acknowledges that the Company will instruct its transfer agent to place a stop transfer order with respect to certificates representing the Shares and that such certificates will bear the following legend:

                  "The shares represented by this certificate have been issued pursuant to Regulation S promulgated under the Securities Act of 1933, as amended ("Act"),and have not been registered under the Act. These shares may not be offered or sold within the United States or to or for the account of a "U.S. Person" as that term is defined in Regulation S) until after ________________________________________, 1997, [the 40th day
                  following completion of the offering]. The terms of conversion are subject to a Subscription Agreement that was entered into with EDnet, Inc.

         b. Purchaser Representation Letter. Issuer agrees to accept a Purchaser's Representation Letter from the Purchaser in the form of Exhibit "B" attached, as sole and sufficient evidence that the Purchaser has complied with applicable securities laws and upon receipt of such a letter and a properly executed form of assignment, if Purchaser makes an assignment, shall promptly transfer, or instruct the transfer agent, for the Convertible Preferred Shares, if any, to transfer the Shares into "Street Name", if so requested by Purchaser, as expeditiously as practical after receipt of the certificates and the Purchaser Representation Letter.

         c. Transfer Agent Instructions. Issuer shall issue, or instruct the transfer agent for the Shares, if any, to issue one or more share certificates representing Shares, in the names of qualified purchasers to be specified prior to Closing. All of the Shares so issued will be issued pursuant to Regulation S. Issuer warrants further that the Shares shall be freely transferable on the books and records of Issuer subject to compliance with Regulation S and other applicable securities laws and the terms of this Agreement.

7.       Conversion Procedures.

         a. The Purchaser is entitled, at its option to convert up to one-third of the Shares into shares of Common Stock, $0.001 par value per share, of the Issuer (the "Common Stock") at anytime commencing 90 days after the Closing Date (as defined in paragraph 9). The number of shares of the Company's Common Stock issuable upon conversion of the Shares held by the Purchaser under the terms of this Agreement shall equal the Subscription Proceeds plus the amount of the accrued dividends through the Conversion Date (as that term is hereinafter defined) related to the Shares, eligible for conversion as of the Conversion Date divided by the lesser of (i) seventy percent (70%) of the Market Price (as hereinafter defined) of the Issuer's Common Stock or (ii) seventy percent (70%) of the average of the closing bid prices for the five (5) trading days


                                       10.

         preceding the Closing Date (the "Closing Price"). Up to an additional one-third (two-thirds cumulatively) of the original number of Shares is convertible 120 days after the Closing Date and up to an additional one-third (the entire amount cumulatively) of the original Shares is convertible 150 days after the Closing Date. Such conversion shall be effectuated by sending to the Company, or its attorney, the certificate or certificates representing the Shares to be converted, a facsimile or original of the signed Notice of Conversion and a facsimile or original of the signed Purchaser Representation Letter, see Exhibits A and B attached hereto, which evidences Purchaser's intention to convert the Shares or a specified portion thereof, and accompanied by proper assignment, if applicable. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded down or up, as the case may be, to the nearest whole share. The date on which notice of conversion is effective ("Conversion Date") shall be deemed to be the date on which the Purchaser has delivered to the Company, the Certificate or certificates representing the Shares to be converted, a facsimile or original of the signed Notice of Conversion, a facsimile or original of the signed Purchaser Representation Letter and an executed form of proper assignment, if such assignment is being made. "Market Price" shall mean the average of the five (5) trading day closing bid prices for the common Stock for the five (5) trading days immediately preceding the conversion Date, as reported by NASDAQ. Notwithstanding any other provision in this Agreement, for purposes of this Agreement, in no event shall the Purchaser be able to convert Shares into the Company's Common Stock at a value of less than one dollar ($1.00) per share of the Company's Common Stock. In the event that seventy percent (70%) of the Market Price or the closing Price is below one dollar ($1.00), then in such event the Purchaser shall still be permitted to convert its Shares, but the Company's Common Stock (after application of the discounting factor) shall be valued at one dollar ($1.00) per share. Purchaser shall exercise the conversion option pursuant to the Notice of Conversion attached hereto as Exhibit "A" and the Purchaser Representation Letter attached hereto as Exhibit "B".

         b. Within five (5) business days after receipt of the documentation referred to above in this Section 7a, the Company shall deposit with a nationally recognized courier or overnight service, including Express Mail, per the Purchaser's written delivery instructions, a certificate, without restrictive legend or stop transfer instructions, for the number of shares of Common Stock issuable upon the conversion. It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the Common Stock as provided herein, including the delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the Conversion Date. No payment or adjustment shall be made for accrued interest until the earlier of the Conversion Date or the mandatory conversion date. Upon surrender of any Shares that are to be converted in part, the Company shall issue to the Purchaser a certificate representing the unconverted Shares, if so requested by Purchaser. In the event the Company does not deposit with a nationally recognized courier or overnight service, including Express Mail, certificates representing the Common Stock, per the Purchaser's written deliver instructions, within 5 business days after the Conversion


                                       11.

         Date, then in such event the Company shall pay to Purchaser an amount, in cash in accordance with the following schedule, wherein "No. Business Days Late" is defined as the number of business days beyond the 5 business days deliver period.

                                                Late Payment for Each
                                                $10,000 of Preferred Principal
             No. Business Days Late             Amount Being Converted
             ----------------------             ----------------------
                      1                         $100
                      2                         $200
                      3                         $300
                      4                         $400
                      5                         $500
                      6                         $600
                      7                         $700
                      8                         $800
                      9                         $900
                      10                        $1,000
                      greater than 10           $1,000 + $200 for each
                                                Business Day Late Beyond 10 Days

                  To the extent that the failure of the Company to issue the Common Stock pursuant to this Section 7b is due to the unavailability of authorized but unissued shares of Common Stock,the provisions of this Section 7b shall not apply but instead the provisions of Section 7c shall apply.

                  The Company shall pay any payment incurred under this Section 7b in immediately available funds within three (3) business days from the date of issuance of the applicable Common Stock. Nothing herein shall limit a Purchaser's right to pursue actual damages for the Company's failure to issue and deposit with a nationally recognized courier or overnight service including Express Mail, certificates for the Common Stock, per the Purchaser's written delivery instructions, within 5 business days after the Conversion Date.

         c. If, at any time Purchaser submits a Notice of Conversion and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect, in full, a conversion of the Shares (a "Conversion Default", the date of such default being referred to herein as the "Conversion Default Date"), the Company shall issue to the Purchaser all of the shares of Common Stock which are available, and the Notice of Conversion as to any Shares requested to be converted but not converted (the "Unconverted Shares") shall become null and void. The Company shall provide notice of such Conversion Default ("Notice of Conversion Default") to all existing Purchasers of outstanding Shares, by facsimile, within one (1) business day of knowledge of such default (with the original delivered by overnight or two day courier). No Holder may submit a Notice of Conversion after receipt of a Notice of Conversion Default until the date additional shares of Common Stock are authorized by the Company.


                                       12.

                  The Company agrees to pay to all Purchasers of outstanding Shares payments for a Conversion Default ("Conversion Default Payments") in the amount of (N/365) x (.24) x the initial issuance price of the outstanding Shares held by each Purchaser where N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Company authorizes a sufficient number of shares of Common Stock to effect conversion of all remaining Shares. The Company shall send notice ("Authorization Notice") to each Purchaser of outstanding Shares that additional shares of Common Stock have been authorized, the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default shall be paid in cash or shall be convertible into Common Stock at the Conversion Rate which would have been in effect had the conversion taken place, at the Purchaser's option, payable as follows: (i) in the event Purchaser elects to take such payment in cash, cash payments shall be made to such Purchaser of outstanding Shares by the fifth business day of the following calendar month, or (ii) in the event Purchaser elects to take such payment in stock, the Purchaser may convert such payment amount into Common Stock at the Conversion Rate anytime after the 5th business day of the calendar month following the month in which the Authorization Notice was received, until the expiration of the mandatory 36 month conversion period.

                  Nothing herein shall limit the Purchaser's right to pursue actual damages for the Company's failure to maintain a sufficient number of authorized shares of Common Stock.

8.       Assignment.

         a. The Company recognizes the right of Purchaser to assign any portion of the Shares to another non-U.S. Person during the 40 day restricted period, subject to: (i) receipt by the Company prior to the assignment of written acknowledgment by assignee that the subscriber representations in Paragraph 2 of this Agreement are true and correct as of the date of the assignment when applied to assignee; (ii) receipt by the Company of an executed form or proper assignment; and (iii) receipt by the Company of the original certificate representing the Shares to be transferred.

         b. The Company recognizes the right of Purchaser to assign any portion of the Shares to another person or entity after expiration of the 40 day restricted period, subject to: (i) receipt by the Company of an executed form of proper assignment, and (ii) receipt by the Company of the original certificate representing the Shares to be transferred.

9.       Closing Date and Escrow Agent.

         The date of the issuance of the Shares in the name of the Purchaser (the "Closing Date") shall be the date an executed copy of the Agreement and funds are received by the Issuer, and certificates are delivered to the Escrow Agent. Purchaser shall forthwith deliver the necessary funds as indicated in Paragraph 1 to the Escrow Agent. Share Certificates will be delivered at


                                       13.

the instructions of the Issuer to the Escrow Agent: Joseph B. LaRocco, Esquire, 1055 Washington Boulevard, 8th Floor, Stamford, Connecticut 06901. Purchaser herein instructs the Escrow Agent, and gives the Escrow Agent its good and sufficient authority to release the Subscription Proceeds to the Issuer, less placement fees to which the Issuer has agreed in writing, in connection with the purchase of the Shares, upon receipt by the Escrow Agent of said Shares subscribed for. Purchaser and Issuer agree that the Escrow Agent, in his capacity as Escrow Agent, has no liability as a result of any fraudulent or unlawful conduct of any party other than the Escrow Agent and agree to hold the Escrow Agent harmless in such event. In the event the Share Certificates are not received by the Escrow Agent from the Issuer within Five (5) Business Days of notification by Escrow Agent to Company of the date of receipt of the Escrowed Funds, the Escrow Agent shall return the Escrowed Funds without interest to the Purchaser by wire transfer pursuant to written instructions.

10.      Conditions to the Company's Obligation to Sell.

         Issuer reserves the right to reject this Agreement prior to signing by Issuer. Purchaser understands that Issuer's obligation to sell the Shares subscribed for hereunder is conditioned upon:

         a. The receipt and acceptance by Issuer of this Agreement for all the Shares as evidenced by execution of this subscription agreement by the Chief Executive Officer or Chief Financial Officer of the Issuer. The acceptance of funds by the Issuer's counsel shall be deemed to be constructive acceptance of this Agreement. Purchaser understands this Agreement is irrevocable; and

         b. Delivery into the Escrow Agent by Purchaser of good U.S. funds as payment in full for the purchase of the Shares and all fees.

11.      Conditions to Purchaser's Obligation to Purchase.

         Issuer understand that Purchaser's obligation to purchase the Shares subscribed for hereunder is conditioned upon the following:

         a. execution and delivery of this Agreement; and

         b. delivery of Shares.

12.      Governing Law.

         This Agreement shall be governed by and construed under the laws of the State of California without regard to its choice of law principles.






                                       14.

13.      Registration Rights.

         a. Piggyback Registrations. The Company shall notify all persons owning of record Shares or shares of Common Stock issuable upon conversion f the Shares that have not been sold to the public ("Holders") in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act of 1933, as amended (the "Securities Act") for purposes of any public offering of securities by the Company, on Form S-1 or any other available form, initiated by the Company (but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such shares of Common Stock issuable upon conversion of the Shares held by such Holder ("Registrable Shares"). Each Holder desiring to include in any such registration statement all or any part of its Registrable Shares shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of such Registrable Shares. If a Holder decides not to include all of its Registrable Shares in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include its Registrable Shares in any subsequent such registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                  (i) Underwriting. If the registration statement under which the Company gives notice under this Subparagraph a is for an underwritten offering, the Company shall so advise the Holders. In such event, the right of any such Holder to be included in a registration pursuant to this Subparagraph a shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Shares through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting, shall be allocated, first, to the Company; and second, to the Holders on a pro rata basis based on the total number of Registrable Shares held by the Holders. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting.

                  (ii) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subparagraph a prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses (as


                                       15.

                  defined below) of such withdrawn registration shall be borne by the Company in accordance with Paragraph 13 hereof.

                  (iii) Expiration. A Holder's registration rights under this Subparagraph a shall expire if all Registrable Shares held by such Holder may be sold under Rule 144 during any ninety (90) day period.

         b. Form S-3 Registration. Subject to the conditions of this Subparagraph b, if the Company shall receive a written request from the Holders of more than sixty-six and two-thirds percent (66-2/3%) of the Registrable Shares then outstanding that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Shares owned by such Holder or Holders, the Company will:

                  (i)      promptly   give   written   notice  of  the  proposed
                           registration,   and  any  related   qualification  or
                           compliance, to all other Holders of Shares; and

                  (ii) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Shares as are specified in such request, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Subparagraph b;

                           (1) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders; or

                           (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, proposed to sell Registrable Shares and such other securities (if any) at an aggregate price to the public of less than $500,000; or

                           (3) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the  filing  of the  Form  S-3  registration
                                    statement  for a  period  of not  more  than
                                    ninety  (90)  days  after   receipt  of  the
                                    request of the Holder or Holders under this Subparagraph b; or



                                       16.

                           (4) if the Company shall have previously filed a registration on Form S-3 at the request of the Holders with respect to the same Registrable Shares; or

                           (5) if any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  (iii) A Holder's registration rights under this Subparagraph b shall expire if all Registrable Shares held by such Holder may be sold under Rule 144 during any ninety (90) day period.

         c. Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration under Subparagraphs a and b shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Subparagraph b, the request of which has been subsequently withdrawn by the Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Shares agree to forfeit their right to registration pursuant to Subparagraph b (in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the Holders of securities (including Registrable Shares) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Subparagraph b to a demand registration. As used herein, "Registration Expenses" means all expenses incurred by the Company in complying with Subparagraphs a and b, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation for regular employees of the Company which shall be paid in any event by the Company), and "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of Registrable Shares.

         d.  Obligations  of  the  Company.  Whenever  required  to  effect  the
         registration  of  any  Registrable   Shares,   the  Company  shall,  as
         expeditiously as reasonably possible:

                  (i) Prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement with respect to such Registrable Shares and use all reasonable efforts to cause such registration statement to


                                       17.

                           become effective, and, upon request of the Holders of a majority of the Registrable Shares registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

                  (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (iii) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them.

                  (iv) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (vi) Notify each Holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of an event as a result of which the prospectus included in such registration statement, as then in effect, included an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (vii) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Shares are delivered to the underwriters for sale, if such securities are being sold through underwriters, or if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (a) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form


                                       18.

                           and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Shares and (b) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accounts to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Shares.

         e. Delay of Registration; Furnishing Information. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Paragraph 13. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Subparagraph a and b that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Shares held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Shares.

         f. Indemnification. In the event any Registrable Shares are included in a registration statement under Subparagraph a and b:

                  (i) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company, (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse


                                       19.

                           each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained int his Subparagraph (f)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                  (ii) To the extent permitted by law, each Holder will, if Registrable Shares held by such Holder are included in the Securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer, or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was a Violation; provided, however, that the indemnity agreement contained in this Subparagraph (f)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall


                                       20.

                           any indemnity under this Subparagraph f exceed the proceeds from the offering received by such Holder.

                  (iii) Promptly after receipt by an indemnified party under this Subparagraph f of notice of the Commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subparagraph f, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interest between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Subparagraph f, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subparagraph f.

                  (iv) If the indemnification provided for in this Subparagraph f is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement of omission; provided, however, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.


                                       21.

                  (v) The obligation of the Company and Holders under this Subparagraph f shall survive completion of any offering of Registrable Shares in a registration statement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability to such Indemnified Party of a release from all liability in respect to such claim or litigation. In the event any offering of Registrable Shares is underwritten, and the underwriting agreement provides for indemnification and/or contribution by the Company and the Holders offering securities thereunder, the indemnification and/or contribution obligations of the Company and the Holders hereunder shall in no event exceed the obligations of the parties set forth in such underwriting agreement.

         g. Assignment of Registration Rights. The rights to cause the Company to register Registrable Shares pursuant to this Paragraph 13 may not be assigned by a Holder without prior written consent of the Company.

         h. Amendment of Registration Rights. Any provision of this Paragraph 13 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least sixty-six and two-thirds percent (66-2/3%) of the Registrable Shares. Any amendment or waiver effected in accordance with this Subparagraph h shall be binding upon each Holder and the Company. By acceptance of any benefits under this Paragraph 13, Holders of
         Registrable   Shares  hereby  agree  to  be  bound  by  the  provisions
         thereunder.

         i. "Market Stand-Off" Agreement. If requested by the Company as the representative of the underwriters of Registrable Shares (or other securities) of the Company, each Holder shall not sell or otherwise transfer or dispose of any Registrable Shares (or other securities) of the Company held by each such Holder (other than those included in the registration) for a period specified by the representative of the underwriters not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act. The obligations described in this Subparagraph i shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the Registrable Shares (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.



                                       22.

         j. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Shares to the public without registration, the Company agrees to use its best efforts to: (i) make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public; (ii) so long as a Holder owns any Registrable Shares, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

14.      Entire Agreement.

         This Agreement constitutes the entire agreement among the parties hereof with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith. This Offshore Securities Subscription Agreement may be amended only in writing executed by all parties hereto.

15.      Independent Counsel.

         The undersigned acknowledge that they have been advised to consult with their own attorneys and financial advisors regarding this Agreement.

16.      Arbitration.

         The parties shall resolve any dispute arising hereunder before a panel of three arbitrators selected pursuant to and run in accordance with the rules of the American Arbitration Association. The arbitration shall be held in New York, New York. Each party shall bear their own attorney's fees and costs of such arbitration. Disputes under this Agreement as well as all of the terms and conditions of this Agreement shall be governed in accordance with and by the laws of the State of California.

17.      Notices.

         Unless otherwise provided, notice required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given under this Agreement on the earliest of (i) the date of personal delivery, or (ii) the date of delivery by facsimile, or (iii) the business day after deposit in the United States with a nationally-recognized courier or overnight service, including Express Mail, for United States deliveries or five (5) business days after such deposits for international deliveries, or (iv) five


                                       23.

(5) business days after deposit in the United States mail by registered or certified mail for United States deliveries. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth in Paragraph 21 of this Agreement (in the case of Purchaser) or below issuer's signature on this Agreement or at such other address as such party may designate by ten (10) days' advance written notice to the other parties hereto. All notices for delivery internationally will be sent by facsimile, or by nationally recognized courier or overnight service, including Express Mail. Any notice given hereunder to more than one person will be deemed to have been given, for purposes of counting time periods hereunder, on the date given to the last party required to be given such notice. Notices to the Company will be marked to the attention of the President.

18.      Counterparts; Facsimiles.

         This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterpart shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart. An executed telecopy or facsimile version of this Agreement shall be construed by the parties as an original.

19.      Binding Effect.

         Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and assigns. If the Purchaser is more than one person or entity, the obligations of the Purchaser shall be joint and several, and the other agreements, representations; warranties, and acknowledgements herein contained shall be deemed to be made by and be binding upon each and his or her heirs, executors, administrators, and successors.

20.      Assignability.

         This Agreement is not transferable or assignable by the Purchaser except as may be provided herein.

21.      Full Name and Address of Purchaser for Registration Purposes:

NAME:
     ---------------------------------------------------------------------------

ADDRESS:
        ------------------------------------------------------------------------


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

TELE.
NO.
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------


                                       24.

FAX
NO.
     ---------------------------------------------------------------------------

CONTACT
NAME:
     ---------------------------------------------------------------------------

22.      Delivery Instructions:  (If different from Registration Name):

NAME:
     ---------------------------------------------------------------------------

ADDRESS:
         -----------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TELE.
NO.
     ---------------------------------------------------------------------------

FAX
NO.
     ---------------------------------------------------------------------------

SPECIAL
INSTRUCTIONS:
              ------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


23.      Issuer's Acceptance Based Upon Purchaser Representations.

         Issuer is accepting this subscription based upon and in reliance upon the representations and warranties of Purchaser contained herein, including without limitation, those contained in section 2 of this Agreement would not be accepted by Issuer in the absence of such representations and warranties.

24.      Limits on Amount of Conversion and Ownership.

         Other than the Mandatory Conversion provisions contained in Paragraph 1 which are not limited by the following, in no other even shall the holder be entitled to convert any Shares in excess of that number of Shares upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Purchaser and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Shares), and (2) the number of shares of Common Stock issuable upon the conversion of the Shares with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Purchaser and its affiliates of more than 4.9% of the outstanding shares of Common Stock of the Company. For purposes of this proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance


                                       25.

with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of such proviso.

         IN WITNESS WHEREOF, this Offshore Securities Subscription Agreement was duly executed as of the _____ day of _______________, 1997.

Company
Name:
--------------------------------------------------------------------------------
                                    Purchaser


                                       EDnet, Inc.



                                       By:
                                          --------------------------------------
                                             Official Signatory of Purchaser


Name
(Printed):
          ----------------------------------------------------------------------



Title:
       -------------------------------------------------------------------------


Country of
Execution:
           ---------------------------------------------------------------------


Accepted this _____ day of the month of _______________, 1997.



                                    By:
                                        ----------------------------------------
                                         Tom Kobayashi its CEO, duly authorized




                                       26.

                                   EXHIBIT "A"

                              NOTICE OF CONVERSION

EDnet, Inc.                                                _______________, 199_
One Union Street
San Francisco, CA  94111


         The undersigned, _________________________ (the "Holder"), does hereby give notice that it wishes to convert __________ shares of Series A Convertible Preferred Stock (the "Shares") of EDnet, Inc. (the "Issuer") held by it into shares of Common Stock of the Issuer, which have been reserved for issuance upon such conversion. The Holder represents and warrants that (i) all of the requirements of Regulation S promulgated under the Securities Act of 1933, as amended (the "Act") applicable to the Holder have been complied with by the Holder and (ii) the Holder has not engaged in any transaction or series of transactions that, although in technical compliance with all of the requirements of Regulation S, is part of a plan or scheme to evade the registration requirements of the Act. The number of shares of the Company's common stock, par value $.0001 per share ("Common Stock") issuable upon conversion of the Shares held by an investor under the terms of the Offshore Securities Subscription Agreement ("Agreement") shall equal the Subscription Proceeds plus the amount of the accrued dividends through the Conversion Date related to the Shares being converted, (as that term is defined in Paragraph 7a of the Agreement), divided by the lesser of (i) seventy percent (70%) of the Market Price (as defined below) of the Issuer's Common Stock or (ii) seventy percent (70%) of the average closing bid prices for the five (5) trading days preceding the Closing Date as defined in paragraph 9 of the Agreement (the "Closing Price") "Market Price" shall mean the five (5) trading day average closing bid price for the Common Stock for the five (5) trading days immediately preceding the Conversion Date, as reported by NASDAQ. Notwithstanding any other provision in the Agreement, for purposes of the Agreement, seventy percent (70%) of the Market Price or Closing Price shall not be less than $1.00, and if less than that amount, shall be deemed to be $1.00. The undersigned has not taken any short position or hedge position including, but not limited to option writing, equity swaps or other types of derivative transactions in the Company's Common Stock to be covered by any of the Shares or the Underlying Common Stock nor has the undersigned made any promissory notes and/or pledges to that effect on the Company's Common Stock. Accompanying this Notice of Conversion is a signed Purchaser Representation Letter.

                                       [Holder]



                                       By:
                                           -------------------------------------


                                       27.

                                   EXHIBIT "B"
                         PURCHASER REPRESENTATION LETTER

Dear Sirs:

         The  undersigned  ____________________,  has  purchased on  __________,
1997, _____ Convertible Preferred Shares of EDnet, Inc. (the "Company") at a per share subscription price of $1,000 per share, (the Convertible Preferred Shares referred to herein as the "Shares"). In connection with such purchase, the undersigned, has executed and delivered a subscription agreement ("Subscription Agreement") of your design. As the applicable restriction period has expired, the undersigned hereby requests that the Shares be transferred into the following name:
-------------------------.

         The undersigned represents and warrants as follows:

(1) The offer to purchase the Shares was made to it outside of the United States and the undersigned was, at the time the Subscription Agreement was executed and delivered, and is now, outside the United States;

(2) It is not a U.S. Person (as such term is defined in Section 902(a) of Regulation S promulgated under the United States Securities Act of 1933 (the "Securities Act"); and it has not purchased the Shares for its own account and not for the account or benefit of any U.S. person;

(3) All offers and sales by the undersigned of the Shares shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or in a transaction not subject to the registration requirements of, the Securities Act;

(4) It is familiar with and understands the terms, conditions and requirements contained in Regulation S and definitions of U.S. persons contained in Regulation S;

(5) The undersigned has not engaged in any "directed selling efforts" (as such term is defined in Regulation S) with respect to the Shares; and

(6) If the Purchaser purchased the Shares during the 40 day restricted period, such Purchaser hereby represents that the representations and warranties made in paragraph 2 of the Offshore Securities Subscription Agreement were true at the time of the purchase of the Shares, as if they had been made by the Purchaser.

Dated this _____ day of the month of _______________, 1997.

By:


----------------------------------------       ---------------------------------
Official Signature of Purchaser                             Title


                                       28.